EXHIBIT 99.1

Property signed through LOI (Letter of Intent) to acquire "Multi-Million USD values in Gold Equivalent Amounts within Mineral Rights"

MONTREAL, Nov. 26, 2019 (GLOBE NEWSWIRE) -- Tamino Minerals, Inc., a mineral exploration and development company, (“Tamino” or the “Company”) (OTC Markets: TINO), www.taminominerals.ca has signed a Letter of Intent conveying to Tamino the right to acquire 100% ownership of a project in a Mineral Rich Region that already generates millions of dollars in revenues and that is well known in its sector.

The claim located in the state of Sonora, Mexico, called “Ofelia”, has already been assayed for gold, with rock chip samples containing more than 1oz of Gold –Au-. It has title to over 47.0 acres of mineral rights for diamonds and gold in this region and is surrounded by more than 15 minerals claims.

Additional information will be disclosed in the next few days regarding details of the LOI.

TAMINO MINERALS, INC.

TAMINO MINERALS INC. is exploring for gold and other mineral deposits within a prolific Gold producing State, Sonora. Under SEC Fair Disclosure Guidelines, persons interested in Tamino Minerals can expect disclosures and updates at OTC Markets, the company’s website, www.TaminoMinerals.ca, Instagram: www.instagram.com/taminominerals Twitter: www.Twitter.com/TaminoMinerals and Facebook:   www.facebook.com/taminominerals.

On behalf of the Board,

-       Pedro Villagran-Garcia    -

Pedro Villagran-Garcia, President & CEO
Tamino Minerals, Inc.

For further information, please contact the company at 1 (514) 432-7746 or by email at info@taminominerals.ca

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